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                                                                    EXHIBIT 23.2

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-4 and related Prospectus of Omega Healthcare Investors, Inc. for the registration of $100,000,000 Shares of Common Stock and to the incorporation by reference therein of our reports dated March 25, 1996, with respect to the consolidated financial statements of Omega Healthcare Investors, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP

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                                                    Ernst & Young LLP

Detroit, Michigan
January 27, 1997